Exhibit 99.2

NanoVibronix Announces License Agreement

for WoundShield Product

ELMSFORD, N.Y., April 2, 2020 (PR NEWSWIRE) -- NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the UroShield®, PainShield® and WoundShield®, and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced that it signed a license agreement with Sanuwave Health, Inc. for the manufacture and delivery of its WoundShield technology.

Under the terms of the agreement, NanoVibronix will receive 100,000 warrants of Sanuwave stock, a $250,000 milestone payment based on FDA approval, and 10% royalty on Sanuwave’s gross revenues from sales or rentals of WoundShield. In return, Sanuwave has received the worldwide, exclusive rights to the company’s WoundShield product and technology. In addition, Sanuwave will bear the costs and clinical validation responsibilities associated with obtaining approval for WoundShield from the U.S. Food and Drug Administration and other regulatory agencies around the world.

“Licensing our WoundShield technology with a leader in wound care devices provides a pathway for worldwide distribution and a growing royalty revenue stream on future sales,” said Brian Murphy, CEO of NanoVibronix. “This agreement is consistent with our strategy of partnering with category leaders with significant sales resources in our key technology markets with UroShield, PainShield and now WoundShield.”

WoundShield is an advanced therapeutic ultrasound system that is intended to accelerate wound healing by increasing blood flow and oxygenation of tissue. The system includes a portable, battery-powered electronic unit that delivers localized energy via an actuator that is applied adjacent to the wound creating a therapeutic effect without interfering with the wound dressing. WoundShield may be integrated with Negative Pressure Wound Therapy to provide a synergetic wound healing effect by angiogenesis and tissue regeneration resulting from a further increase in fibroblast migration

“We are excited to license WoundShield as many of our existing Key Opinion Leaders (KOL’s) have mentioned how synergistic such a product would be to compliment dermaPACE system,” commented Kevin A. Richardson II CEO and Chairman of Sanuwave. “Sanuwave has an established international distribution network which we will initially leverage to grow and establish WoundShield and we plan to begin clinical work in the U.S. in the third quarter of 2020. We are glad to be collaborating with other innovative companies we have known for many years.”

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield® and WoundShield®, all of which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

About Sanuwave Health, Inc.

Sanuwave Health, Inc. (OTCQB:SNWV) is a shockwave technology company initially focused on development and commercialization noninvasive, biological response-activating devices for repair and regeneration of skin, musculoskeletal tissues, and vascular structures. Sanuwave’s proprietary technology portfolio includes regenerative medicine products and product candidates for activation of biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvements, which helps restore the body’s normal healing processes and regeneration. Sanuwave applies its patented PACE® technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, has been cleared for the treatment of diabetic foot ulcers by the U.S. FDA, CE Marked throughout Europe, and has device license approval for treatment of skin and subcutaneous soft tissues in Canada, South Korea, Australia, and New Zealand. Sanuwave researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron®, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. New licensing and/or partnership opportunities may also exist for various non-medical uses of Sanuwave’s shockwave technology, particularly in the energy, agricultural, and industrial markets. Additional information about Sanuwave is available at: www.SANUWAVE.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approval~~s~~ for the sale of our products~~,~~; (iv) intense competition in the medical device industry from much larger, multinational companies~~,~~; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; and (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as, e.g., foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise.

Investor Contacts:

Nanovibronix Inc

bmurphy@nanovibronix.com

(630) 338-5022

Or:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.